Exhibit 99.1

September 19, 2014

PDC Energy Announces Agreement to Settle Securities Class Action Regarding 2010 and 2011 Partnership Purchases

DENVER, CO, September 19, 2014: PDC Energy, Inc. (“PDC,” the “Company,” “we” or “us”) (NASDAQ: PDCE) today announced that it executed a binding agreement in principle to settle the securities class action pending against the Company and its wholly-owned merger subsidiary regarding the acquisition of certain partnerships in 2010 and 2011. This class action, which was brought on behalf of a class of certain former partnership unit holders, was filed in December 2011 in the U.S. District Court for the Central District of California and is titled Schulein v. Petroleum Development Corp. The complaint alleged that the disclosures in the proxy statements issued in connection with the transactions were inadequate, and also alleged a state law breach of fiduciary duty.

Under the proposed settlement agreement, the class action will be dismissed with prejudice and all claims will be released. The Company’s settlement obligation consists of two components: first, an up-front cash payment by PDC of approximately $11.5 million and second, a transfer of interests, primarily net profit interests, which would generate cash in future years, in a certain number of Wattenberg wells to be drilled in 2015 and 2016. Beginning in 2027, the plaintiffs have the right to require PDC to repurchase these interests. PDC currently estimates the fair value of its two combined elements of the settlement, including the repurchase option, to be in the range of $30-$35 million. The Company does not anticipate any material impact to its operations or cash flow from this settlement after 2014. The proposed settlement remains subject to the satisfaction of various conditions, including but not limited to the following: negotiation and execution of the necessary agreements, including a formal settlement agreement relating to the net profit interests; funding to plaintiffs by the Company’s insurance carriers of $6 million which is in addition to the Company’s cash payment; preliminary approval by the Court; and final Court approval following notice to members of the class.

The Company has steadfastly maintained that the claims raised in the class action were without merit, and has vigorously contested those claims. The Company continues to deny any wrongdoing.

Upcoming Investor Presentations

PDC is scheduled to present at the following conferences: IPAA’s OGIS in San Francisco, California, on Monday, September 22, 2014 and Johnson Rice & Company’s 2014 Energy Conference in New Orleans, Louisiana on Tuesday, September 30, 2014. The related slide presentations will be available on PDC’s website, at www.pdce.com, at the start of each presentation.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that produces, develops, acquires and explores for crude oil, natural gas and NGLs with primary operations in the Wattenberg Field in Colorado, the Utica Shale in southeastern Ohio and the Marcellus Shale in northern West Virginia. Our operations in the Wattenberg Field are focused on the liquid-rich horizontal Niobrara and Codell plays and our Ohio operations are focused on the liquid-rich portion of the Utica Shale play. PDC is included in the S&P SmallCap 600 Index and the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding PDC’s business, the proposed settlement of the class action and the terms thereof, and the effect of the settlement on PDC’s operations and cash flows. All statements other than statements of historical facts included in and incorporated by reference into this release are forward-looking statements. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this press release reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties relating to the approval process for the proposed settlement, potential revisions to the terms of the settlement, Court approval, contributions by the Company’s insurers, and currently unanticipated effects of the settlement on the Company’s operations and cash flows.

PDC urges you to carefully review and consider the cautionary statements made in this press release and the Company’s filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.

Contact:	Michael Edwards Senior Director Investor Relations 303-860-5820 michael.edwards@pdce.com

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